CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement included in the Registration Statement (Form N-14) of John Hancock Capital Series and to the use of our report on the M.S.B. Fund, Inc. December 31, 2002 financial statements dated January 31, 2003, incorporated by reference therein.





                                                           /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
May 15, 2003